As filed with the Securities and Exchange Commission on July 8, 2005

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                             Acme United Corporation
             (Exact name of Registrant as specified in its charter)

                Connecticut                               06-0236700
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)              Identification Number)

                            1931 Black Rock Turnpike
                          Fairfield, Connecticut 06825
          (Address of principal executive offices, including zip code)

      Acme United Corporation 2005 Non-Salaried Director Stock Option Plan
       Acme United Corporation 2002 Employee Stock Option Plan, as amended
                            (Full Title of the Plans)
                                -----------------

                                  Paul Driscoll
                             Chief Financial Officer
                            1931 Black Rock Turnpike
                          Fairfield, Connecticut 06825
                     (Name and address of agent for service)

                                 (203) 332-7330
          (Telephone number, including area code, of agent for service)


                                    copy to:
                              Merritt A. Cole, Esq.
                               Dilworth Paxson LLP
                             3200 Mellon Bank Center
                               1735 Market Street
                        Philadelphia, Pennsylvania 19103
                              Phone (215) 575-7000
                               Fax (215) 575-7200
                                -----------------

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================

            Title of                           Proposed Maximum      Proposed Maximum       Amount of
        Securities To Be     Amount Being       Offering Price           Aggregate        Registration
           Registered        Registered(1)        Per Share          Offering Price            Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.50 per share.............    151,938             $17.99(2)            $2,733,365(2)      $321.72
---------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.50 per share.............    171,500             $17.02(3)            $1,826,508(3)      $214.98
---------------------------------------------------------------------------------------------------------
Common Stock, par value
$2.50 per share.............      7,500             $15.15(4)              $113,625(4)       $13.37
---------------------------------------------------------------------------------------------------------

TOTAL                           330,938                                                     $550.07
=========================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices for a share of Common Stock reported on the American Stock Exchange as of July 1, 2005.
(3) Calculated pursuant to Rule 457 (h)(1) under the Securities Act; the 171,500 shares are issuable upon exercise of outstanding options granted under the 2002 Employee Stock Option Plan, which options have exercise prices in the range of $3.35 - $17.02 per share.
(4) Calculated pursuant to Rule 457 (h)(1) under the Securities Act; the 7,500 shares are issuable upon exercise of outstanding options granted under the 2005 Non-Salaried Director Stock Option Plan, which options have an exercise price of $15.15 per share.

                                     Part I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

Explanatory Note.

This Registration Statement on Form S-8 is being filed for the purpose of registering:

(i) 50,000 shares of common stock, par value $2.50 per share (the "Common Stock") of Acme United Corporation (the "Company") which may be issued pursuant to the Company's 2005 Non-Salaried Director Stock Option Plan (the "Director Plan"); and

(ii) 280,938 shares of Common Stock which may be issued pursuant to the Company's 2002 Employee Stock Option Plan (the "Employee Plan").

Pursuant to Rule 416 under the Securities Act, an indeterminate amount of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution or other adjustment provisions of the option plans referred to above, are also being registered hereunder.

In February 2002, the Board of Directors of the Company approved the Employee Plan, subject to stockholder approval. Stockholder approval of the Employee Plan was received at the Annual Meeting of Stockholders held on April 22, 2002. In February 2005, the Board of Directors of the Company approved the Director Plan as well as an amendment to the Employee Plan to increase the number of shares of Common Stock which may be issued pursuant to the Employee Plan from 150,000 shares to 300,000 shares, both subject to stockholder approval. Stockholder approval of the Director Plan and of the amendment to the Employee Plan was received at the Annual Meeting of Stockholders held on April 25, 2005. (Options to purchase a total of 19,062 shares of Common Stock under the Employee Plan have been previously exercised and such 19,062 shares are not being registered hereunder.)


                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference and made a part of this prospectus.

          |X|  our Annual  Report on Form 10-K for the year ended  December  31,
               2004;

          |X| our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

          |X| our Current Reports on Form 8-K filed February 9, 2005, March 3, 2005, March 11, 2005, March 30, 2005, March 31, 2005, and April
               21, 2005; and

          |X| the description of our Common Stock contained in the Form 8-K filed on July 8, 2005 including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.      Description of Securities.

Not Applicable.

Item 5.      Interest of Named Experts and Counsel.

None.

Item 6.      Indemnification of Directors and Officers.

Connecticut General Statutes Sections ("CGS") 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

The Company's Restated Certificate of Incorporation provides that the Company shall indemnify an individual who is a party to a proceeding because he is a director or officer of the corporation against liability in the proceeding if:

             (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

             (2) such liability arises from any action taken, or any failure to take any action, as a director or officer, except liability that (A) involved a knowing and culpable violation of law by the director or officer; (B) enabled the director, officer or an associate (as defined in the CGS) to receive an improper personal gain; (C) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's or officer's duty to the corporation; or (E) created liability under the CGS for the illegal payment of dividends.

The Registrant has obtained directors' and officers' reimbursement and liability insurance against certain liabilities.

Item 7.      Exemption from Registration Claimed.

Not Applicable.

Item 8.      Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.   Identification of Exhibit

4.1           Restated Certificate of Organization(a)
4.2           Bylaws of the Company(b)
4.3           Specimen Common Stock Certificate(c)
4.4           2005 Non-Salaried Director Stock Option Plan(d)
4.5           2002 Employee Stock Option Plan, as amended
4.6           Form of Option Agreement
5.1           Opinion of Brody, Wilkinson and Ober, P.C.
23.1          Consent of Brody, Wilkinson and Ober, P.C. (included in
              Exhibit 5.1)
23.2          Consent of Ernst & Young LLP, independent registered public accounting firm
------------------
(a) Incorporated by reference to Exhibit 3(i) to the Company's Form 8-K filed on July 8, 2005.
(b) Incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for year ended December 31, 2004.
(c) Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on July 8, 2005.
(d) Incorporated by reference to Exhibit B to the Company's definitive proxy statement on Schedule 14A filed on March 29, 2005.

Item 9.      Undertakings

The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on the 8th day of July, 2005.

                             ACME UNITED CORPORATION



                                By:   /s/ Walter C. Johnsen
                                      -----------------------------------------
                                      Walter C. Johnsen, President and Chief
                                      Executive Officer


                          ----------------------------

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter C. Johnsen and Paul Driscoll, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                            Title                                       Date

/s/ Walter C. Johnsen                                President, Chief Executive Officer        July 8, 2005
--------------------------------------------         and Director
Walter C. Johnsen


/s/ Paul Driscoll                                    Vice President and                        July 8, 2005
--------------------------------------------         Chief Financial Officer
Paul Driscoll


/s/ Gary D. Penisten                                 Chairman of the Board                     July 8, 2005
--------------------------------------------
Gary D. Penisten


/s/ Wayne R. Moore                                   Director                                  July 8, 2005
--------------------------------------------
Wayne R. Moore


/s/ George R. Dunbar                                 Director                                  July 8, 2005
--------------------------------------------
George R. Dunbar





/s/ Richmond Y. Holden, Jr.                          Director                                  July 8, 2005
--------------------------------------------
Richmond Y. Holden, Jr.


/s/ Brian S. Olschan                                 Director                                  July 8, 2005
--------------------------------------------
Brian S. Olschan


/s/ Stevenson E. Ward III                            Director                                  July 8, 2005
--------------------------------------------
Stevenson E. Ward III


/s/ Susan H. Murphy                                  Director                                  July 8, 2005
--------------------------------------------
Susan H. Murphy



                                  Exhibit Index

Exhibit No.   Identification of Exhibit

4.1           Restated Certificate of Organization(a)
4.2           Bylaws of the Company(b)
4.3           Specimen Common Stock Certificate(c)
4.4           2005 Non-Salaried Director Stock Option Plan(d)
4.5           2002 Employee Stock Option Plan, as amended
4.6           Form of Option Agreement
5.1           Opinion of Brody, Wilkinson and Ober, P.C.
23.1          Consent of Brody, Wilkinson and Ober, P.C. (included in
              Exhibit 5.1)
23.2          Consent of Ernst & Young LLP, independent registered public accounting firm
------------------
(a) Incorporated by reference to Exhibit 3(i) to the Company's Form 8-K filed on July 8, 2005.
(b) Incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for year ended December 31, 2004.
(c) Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on July 8, 2005.
(d) Incorporated by reference to Exhibit B to the Company's definitive proxy statement on Schedule 14A filed on March 29, 2005.